UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 3, 2010

VIVUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33389	94-3136179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1172 CASTRO STREET

MOUNTAIN VIEW, CA 94040

(Address of principal executive offices, including zip code)

(650) 934-5200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

On May 3, 2010, VIVUS, Inc. conducted a conference call during which members of its senior management team discussed financial results for the first quarter ended March 31, 2010 and certain other information.  They also reported on product development highlights and responded to questions.  A copy of the transcript of the conference call is attached hereto as Exhibit 99.1.

Item 7.01.  Regulation FD Disclosure

On May 7, 2010, Kishore Gadde, MD, director of obesity clinical trials at Duke University and a lead investigator, will make a moderated poster presentation entitled, “12-Month Weight Loss and Triglyceride Changes With PHEN/TPM CR in Overweight and Obese Subjects With Hypertriglyceridemia,” beginning at 8:30 a.m. at EuroPRevent 2010, the annual congress of the European Association for Cardiovascular Prevention and Rehabilitation, organized by the European Society of Cardiology, in Prague, Czech Republic.  The moderated poster presentation is based on the results of the CONQUER (OB-303) study, which studied the effects of Qnexa®, an investigational drug candidate, on overweight or obese patients with two or more co-morbidities over 56 weeks.  A copy of the poster to be presented by Dr. Gadde is attached hereto as Exhibit 99.2.

The information in this Form 8-K and the exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into any of the Registrant’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description

99.1	Transcript of VIVUS, Inc. First Quarter 2010 Earnings Conference Call on May 3, 2010, 1:30 p.m. PT.
99.2	Poster dated May 7, 2010, entitled, “12-Month Weight Loss and Triglyceride Changes With PHEN/TPM CR in Overweight and Obese Subjects With Hypertriglyceridemia.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVUS, INC.

By:	/s/ Lee B. Perry
Lee B. Perry Vice President and Chief Accounting Officer

Date:  May 6, 2010

EXHIBIT INDEX

Exhibit No.	Description

99.1	Transcript of VIVUS, Inc. First Quarter 2010 Earnings Conference Call on May 3, 2010, 1:30 p.m. PT.
99.2	Poster dated May 7, 2010, entitled, “12-Month Weight Loss and Triglyceride Changes With PHEN/TPM CR in Overweight and Obese Subjects With Hypertriglyceridemia.”